CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") made on this 1st day of January, 2000, by and between ZiaSun Technologies, Inc., a Nevada corporation, located at 462 Stevens Avenue, Suite 106, Solana Beach, California ("Client"), and
Netgenesis Strategic Internet Marketing, Ltd., located at 304-1040 Mainland Street, Vancouver, BC V6B 2R9, an entity organized under the laws of British Columbia ("Consultant"), is made in consideration of the mutual promises made herein and set forth as follows:

                           ARTICLE 1. TERM OF CONTRACT

     1.1 This Agreement will become effective on the date first stated above and will continue in effect until the services provided for in this Agreement have been performed, or until terminated as provided in Article 6, below.

                ARTICLE 2. SERVICES TO BE PERFORMED BY CONSULTANT

     2.1 Services: Consultant agrees to perform the following consulting services to Client:

          2.1.1 Strategic business development consultation.

          2.1.2 Advice and counsel concerning Client's press releases, marketing strategies, investor relations, advertising, and financial websites.

          2.1.3 Consultant shall assist Client in the selection and management of qualified subcontractors, by performing the following tasks: (1) identify qualified subcontractors; (2) provide subcontractors with a detailed description of the scope of work to be performed on behalf of Client; (3) prepare a proposal for Client's approval with recommended subcontractors and overall project cost; (4) oversee work performed by such subcontractors; and, (7) oversee the implementation of programs or procedures developed by such subcontractors.

          2.1.4 Subject to the direction and control of Client, Consultant shall assist in directing and managing Client's employees responsible for investors' relations.

     2.2 Delivery Schedule: Within ten (10) days following execution of this Agreement and receipt of the payment due upon execution, Consultant shall deliver a draft of the Investor's Report to Client for review and approval. All other services shall commence immediately upon execution of this Agreement and receipt of the payment due upon execution, and shall continue throughout the term of this Agreement.

     2.3 Method of Performing Services: Consultant will determine the method, details, and means of performing the above-described services. Consultant may perform the Services under this Agreement at any suitable time and location of Consultant's choice.

     2.4 Status of Consultant: Consultant is and shall remain an independent contractor. Consultant and any agents or employees of Consultant shall not act as an officer or employee of Client. Client assumes no liability for
Consultant's actions in performance, or responsibility for taxes, funds, payments or other commitments, implied or expressed, by or for Consultant. Consultant has no authority to assume or create any commitment or obligation on behalf of, or to bind, Client in any respect.

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     2.5  Use of  Employees  or  Subcontractors:  Upon  Client's  prior  written approval if any additional cost to Client will be incurred, Consultant may use any employees or subcontractors as Consultant deems necessary to perform the services required of Consultant by this Agreement. Client acknowledges and agrees that Consultant may realize a commission on the use of such employees and subcontractors for the performance of additional services as described in paragraph 3.4, below, and such commission shall be an included cost in any proposal submitted to Client by Consultant. Notwithstanding the foregoing, any proposal prepared by Consultant which includes consulting fees to be charged by Consultant to Client shall be clearly identified and quoted as such.

                             ARTICLE 3. COMPENSATION

     3.1 Retainer Fee: Client shall pay an annual retainer fee, which shall be due and payable, as follows ("Retainer Fee"):

          3.1.1 Year One: One hundred twenty thousand and no/100 dollars ($120,000.00):

               $30,000.00 Upon execution of this Agreement.

               $7,500.00 On the first day of each month of the first twelve months of this Agreement, commencing January 1, 2000.

          3.1.2  Year  Two  and  Beyond:   Sixty  thousand  and  no/100  dollars
     ($60,000.00):

               $5,000.00 On the first day of each month of this Agreement, commencing January 1, 2001.

     3.2 Share Fee: As additional compensation, within fifteen (15) days after execution of this Agreement, the Client shall issue share certificates to Consultant representing thirty thousand (30,000) shares of the Client's common stock ("Share Fee"). Consultant acknowledges and understands said stock is unregistered, restricted stock, as more fully described in the Memorandum from George G. Chachas, Esq., to ZiaSun Technologies, Inc., dated February 17, 2000, and the SEC Release No. 33-7390, dated February 20, 1997, copies of which are attached hereto as Exhibit "A" and made a part hereof by this reference. Consultant agrees to fully comply with the requirements set forth in Exhibit "A," as amended from time to time, and acknowledges that any certificate(s) for shares of the Client issued pursuant to this paragraph will contain the following restrictive legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

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     3.2  Invoicing  and Payment  Terms:  Consultant  shall  submit to Client an invoice for the Retainer Fee and all additional services rendered on or before the first of each month. Client agrees to pay the net amount due to Consultant within ten (10) days after receipt of the statement.

     3.3 Payment of Expenses: Consultant shall be responsible for its normal and customary overhead business expenses incurred in performing services under this Agreement, including without limitation, telephone, facsimile, postage, photocopying, supplies, rent, employee salaries and benefits, insurance, and travel expenses. Consultant shall obtain the prior written approval of Client for any expenses to be billed to Client in addition to the Retainer Fee set forth above.

     3.4 Additional Services: Upon submission by Consultant to Client, and Client's prior written approval, of a detailed proposal which specifically outlines cost, deliverables, and date(s) of performance, Consultant shall perform the following additional services, the cost of which shall be in addition to the Retainer Fee and billed on a cost-plus basis:

          o    Lead generation campaign.
          o    Shareholders/Investor communications.
          o Client Investor Fact Sheet sent to Consultant's exclusive database of 14,000+ investors.
          o    Writing and scheduling of all Client's press releases.
          o    Distribute Client Fact Sheet to Consultant's broker network.
          o Financial Community Investor Relations Support System (establish national network of investors, stockbrokers, analysts, and traders who are both informed and interested in the Client's company).

Client's approval shall be evidenced by execution of Consultant's proposal by both parties, and shall be attached to this Agreement. Upon execution and attachment, such proposal(s) shall be incorporated herein by this reference and made a part of this Agreement.

     3.5 M&A Fee: In the event Consultant is the procuring cause (i.e., the first communication between Client and the third party occurs solely as the result of Consultant's introduction) of a successful merger, acquisition, or receipt of financing by Client, Consultant shall be paid additional compensation in an amount equal to three percent (3%) of the total merger/acquisition value, or five percent (5%) of the total amount of financing secured on behalf of the Client ("M&A Fee"). The M&A Fee shall be due and payable to Consultant within fifteen (15) days following the close of the applicable transaction.

                      ARTICLE 4. OBLIGATIONS OF CONSULTANT

     4.1 Non-Exclusive Relationship: Client acknowledges and agrees that the relationship with Consultant is non-exclusive and Consultant may represent, perform services for, and contract with, as many additional clients, persons or companies as Consultant in Consultant's sole discretion sees fit.

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     4.2 Consultant's  Qualifications:  Consultant  represents and warrants that
Consultant has the qualifications and skills necessary to perform the services under this Agreement in a competent and professional manner, and is able to fulfill the requirements of this Agreement. Consultant shall comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and all materials used by Consultant in fulfilling its obligations under this Agreement shall not infringe upon any third party copyright, patent, trade secret or other proprietary right. Consultant acknowledges and agrees that failure to perform all the services required under this agreement constitutes a material breach of the Agreement.

     4.3 Availability of Mark Harris: Consultant acknowledges and agrees that a material consideration of this Agreement is that Mark Harris shall be in charge of all services rendered to Client by Consultant under this Agreement, and that the unavailability of Mark Harris to oversee the performance of such services shall constitute a material breach of this Agreement.

     4.4 Indemnity: Consultant agrees to indemnify, defend, and hold Client free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, including without limitation expert witnesses' fees, that Client may incur as a result of a breach by Consultant of any representation or agreement contained in this Agreement.

     4.5 Assignment: Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant without the prior written consent of Client.

                        ARTICLE 5. OBLIGATIONS OF CLIENT

     5.1 Compliance with Requests: Client agrees to comply with all reasonable requests of Consultant necessary to the performance of Consultant's duties under this Agreement.

     5.2 Place of Work: Client agrees to furnish an office for Mark Harris on Client's premises for use by said representative of Consultant from time-to-time when visiting the San Diego area to facilitate his performance of the above-described services.

     5.3 Company Provided Information: Client assumes full responsibility for the accuracy and completeness of all information provided to Consultant.

     5.4 Indemnity: Client agrees to indemnify, defend, and hold Consultant free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, including without limitation expert witnesses' fees, that Consultant may incur as a result of any information provided to Consultant by Client under this Agreement.

                       ARTICLE 6. TERMINATION OF AGREEMENT

     6.1 Termination on Notice: Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force until the Services provided for in this Agreement have been fully and completely performed.

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     6.2  Termination  on  Occurrence  of Stated  Events:  This  Agreement  will terminate automatically on the occurrence of any of the following events:

          6.2.1 Unavailability of Mark Harris to manage and oversee all services rendered to Client by Consultant under this Agreement.

          6.2.2 Bankruptcy or insolvency of either party.

          6.2.3 Dissolution of either party.

          6.2.4 Assignment of this Agreement by Consultant without the prior written consent of Client.

     6.3 Termination for Default: If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five (5) days after mailing of notice, whichever occurs first. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

          6.3.1 Consultant's failure to perform the services specified in this Agreement.

          6.3.2 Consultant's material breach of any representation or agreement contained in Article 4, above.

          6.3.3 Client's material breach of any representation or agreement contained in Article 5, above.

          6.3.4 Client's failure to pay Consultant any compensation due within thirty (30) days after written demand for payment.

                          ARTICLE 7. CLIENT INFORMATION

     7.1 Nondisclosure/Nonuse of Client Information: Consultant agrees that all information provided by Client to Consultant under this Agreement shall not be disclosed or used by Consultant for any purpose other than Consultant's performance under this Agreement.

     7.2 Confidential Information: Any written, printed, graphic, or electronically or magnetically recorded information furnished by Client for Consultant's use is and shall remain the sole property of Client. This proprietary information includes, but is not limited to, investor lists, marketing information, planning, drawings, specifications, and information concerning Client's employees, products, services, prices, and operations. Consultant will keep this confidential information in the strictest confidence, and will not disclose it by any means to any person except with Consultant's prior written approval, and only to the extent necessary to perform the services under this Agreement. This prohibition also applies to Consultant's employees, agents, and subcontractors. On termination of this Agreement or request by Client, Consultant will return within two (2) days any confidential information in Consultant's possession to Client.

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                          ARTICLE 8. GENERAL PROVISIONS

     8.1 Notices: Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of five (5) days after the date of mailing.

     8.2 Attorneys' Fees and Costs: If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled.

     8.3 Entire Agreement: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services provided by Consultant to Client under this Agreement, and contains all of the covenants and agreements between the parties with respect to this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     8.4 Modifications: Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     8.5 Effect of Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     8.6 Partial Invalidity: If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     8.7 Law Governing Agreement: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     8.8 Jurisdiction/Venue: Jurisdiction and venue for any dispute arising out of this Agreement shall be exclusively in the County of San Diego, State of California.

     8.8 Construction: If any construction is to be made of any provision of this Agreement, it shall not be construed against either party on the ground such party was the drafter of the Agreement or any particular provision.

     8.9 Time: Time is of the essence in this Agreement.

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     8.10  Corporate  Authorization:  If any  signatory  of this  Agreement is a corporation, said signatory represents and warrants that this Agreement and the undersigned's execution of this Agreement have been duly authorized and approved
by  the  corporation's  Board  of  Directors.   The  undersigned   officers  and
representatives of the corporation(s) executing this Agreement on behalf of the corporation(s) represent and warrant they are officers of the corporation(s) with full authority to execute this Agreement on behalf of the corporation(s).

     IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first above written.


CLIENT:                                      CONSULTANT:

ZiaSun Technologies, Inc.                    Netgenesis Strategic Internet
                                             Marketing, Ltd.



/S/ D. Scott Elder                           /S/Mark Harris
----------------------------------           -----------------------------------
By:  Scott Elder                             By: Mark Harris
Its: Chairman & CEO                          Its: Managing Director


-and-

/S/ Allen D. Hardman
----------------------------------
By:  Allen D. Hardman
Its: Executive Vice President

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